EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

KAR Receives Favorable IRS Private Letter Ruling on Tax-Free Nature of Its Previously Announced Salvage Auction Business Spin-Off

CARMEL, Ind. - April 1, 2019 - KAR Auction Services, Inc. (NYSE: KAR) announced today that it has received a favorable private letter ruling from the Internal Revenue Service (the “IRS”) with respect to the tax-free status of its previously announced spin-off of its Insurance Auto Auctions (“IAA”) salvage auction business. Details regarding the proposed spin-off were included in a press release issued on February 27, 2018.
Jim Hallett, Chairman and CEO of KAR Auction Services, Inc., stated, “This favorable tax ruling is an important milestone towards completing the spin-off. We are pleased to continue moving forward with this transaction which will enhance the success of each business by creating two companies that will be leaders in their respective markets.” The separation remains subject to a number of conditions, including the effectiveness of IAA’s Registration Statement on Form 10 that was filed with the U.S. Securities and Exchange Commission, as amended, the execution of ancillary agreements related to the spin-off and final approval of KAR’s board of directors.

Analyst Inquiries:	Media Inquiries:
Mike Eliason	Gene Rodriguez Miller
(317) 249-4559	(317) 343-5243
mike.eliason@karauctionservices.com	gene.rodriguez@karauctionservices.com

About KAR Auction Services
KAR Auction Services (NYSE: KAR) provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR’s unique end-to-end platform supports whole car, salvage, financing, logistics and other ancillary and related services, including the sale of more than 5.95 million units valued at over $40 billion through our auctions. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in 120 countries. Headquartered in Carmel, Ind., KAR has 18,000 employees across the United States, Canada, Mexico and Europe. For more information go to www.karauctionservices.com. For the latest KAR news follow us on Twitter @KARspeaks.

Forward-Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as "should," "may," "will," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in KAR's Securities and Exchange Commission filings. KAR does not undertake any obligation to update any forward-looking statements.